UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2011
TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11657 (Commission File Number)	36-4062333 (IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

This information set forth under “Item 2.02 Results of Operations and Financial Condition.” is furnished in accordance with SEC Release No. 33-8400.  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

As previously disclosed, effective with the first quarter of 2011 (which began December 26, 2010), Tupperware Brands Corporation (“the Company”) has modified its segment reporting to more clearly reflect the geographic distribution of its businesses.  Consequently, the Company no longer has a Beauty Other segment, and the businesses that had been reported in that segment are now reported as indicated:  Tupperware Brands Philippines in Asia Pacific; the Company’s Central America businesses in Tupperware North America; the Nutrimetics businesses in Europe and Asia Pacific, in those segments as applicable; and the businesses in South America in a separate geographic segment.

The Company is providing, in Exhibit 99.1 to this Current Report on Form 8-K, unaudited historical reclassified operating segment data for each quarter of fiscal years 2010 and 2009 and for fiscal years 2010 and 2009, to reflect the change in reportable operating segments. Exhibit 99.1 is furnished herewith and is incorporated herein by reference.  There is no impact on the Company’s previously reported consolidated statements of income, balance sheets, statements of cash flows or statements of comprehensive income and shareholders’ equity. The Company did not operate under the realigned segment structure for any of these prior periods.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
The following exhibits are furnished herewith:
Exhibit 99.1	Condensed Consolidated Statements of Income in Reclassified Segment Format for Annual and Interim Periods for Fiscal Years 2010 and 2009 (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: April 28, 2011	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President and Chief Legal Officer and Secretary